AGREEMENT

THIS AGREEMENT is made effective September 15, 1998, between and among SIR WORLDWIDE, LLC, a California Limited Liability Company ("Seller"), CHANNEL FREEZE TECHNOLOGIES, INC., a Nevada Corporation, ("Purchaser" or "Buyer"), and POWERCOLD CORPORATION, a Nevada Corporation ("PowerCold"). The Seller, Purchaser, and PowerCold are collectively referred to as the "Parties".

                              W I T N E S S E T H

     WHEREAS, Seller owns and operates a business known as "SIR Worldwide LLC", owner of Channel Ice Technologies ("CIT") located at 418 South Central Avenue, Suite 204, Los Angeles, California 90013 (the "business");

     WHEREAS, the Seller desires to sell and the Purchaser desires to purchase 80% of the assets of Channel Ice Technologies owned by Seller as hereinafter described and referred to as "The Assets" in various installments; and

     WHEREAS, the parties hereto intend to affect such acquisition upon the terms and conditions herein contained.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, and in reliance upon the representations and warranties herein contained, the parties agree as follows:

                                      I.
                          Purchase and Sale of Assets

     1.1 Sale of Assets. Based upon the representations of the parties hereinafter contained, and subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, convey, transfer, assign, and deliver to Buyer at the closing eighty percent of its Assets and Buyer agrees to purchase from Seller all of its interest in the following:

     (a) The entire right, title and interest to the machinery, equipment, and fixtures, listed on Exhibit "A" attached hereto and herein incorporated, relating to said business. For purposes of this agreement, "CIT Units" or "Channel Ice Technology Units" are defined as Channel Ice based freezing technology.

     (b) All of the inventory of Seller, as listed on Exhibit "B" attached hereto and herein incorporated by this reference; all at a price determined as hereinafter described, and all of which shall include, but not be limited to, records, documents and papers used by Seller in conducting said business, including property records, sales records, purchase orders, customer lists, catalogs and brochures (the "business records");

     (c) All right, title, and interest in and to the name Channel Ice Technologies, and assign all rights in and to any tradenames and trademarks (whether Federal or State) as they relate to the business and assets of Seller; and,

     (d) All intellectual property, including patents, licenses, copyrights, "know-how" and assign all rights in and to any patents, licenses, copyrights, "know-how" (whether Federal or State) as they relate to the business and assets of Seller.

     1.2 Liabilities of Assets. The sale of the assets enumerated above to Purchaser shall be made free and clear of all liabilities, obligations, liens and encumbrances, except those encumbrances enumerated within Exhibit "D," hereto attached and by this reference herein incorporated.

     1.3 Assets Not Included. Notwithstanding the provisions herein above stated, the following assets of the business shall not be sold pursuant to this transaction: those certain items enumerated on Exhibit "E" attached hereto and herein incorporated, all of which shall remain the property of the Seller.

     1.4 Assignment Instruments. The subject assets enumerated in subparagraphs a and b of Paragraph 1.1 above, shall be conveyed, assigned and transferred by the execution and delivery of a Bill of Sale, as evidenced by attached Exhibit "F" together with any consents, assignments or waivers necessary or desirable effectively to convey, assign and transfer the subject assets to the Purchaser. Seller shall take all necessary steps to put Purchaser in actual possession and operating control of the respective subject assets as of the date of possession as specified in Paragraph IX. Seller shall provide title, free and clear of all encumbrances, liens, mortgages, security interests, or encumbrances of any nature for: (i) U.S. Patent No. 5,029,453;
(ii) all trade secrets, patents, patent applications, "know-how" and technology used by Seller in connection with its "CIT Units".

     1.5 Further Assurances. Seller, from time to time, without additional consideration, shall execute and deliver further instruments of conveyance and transfer (in addition to the documents of transfer) and any and all other necessary documents and instruments, and shall take any and all such necessary actions to convey, transfer and vest in Purchaser the entire right, title and interest in and to each of the respective subject assets, including such appropriate documents as requested by Purchaser to be filed with the U.S. Patent and Trademark office and similar State agencies.

     1.6  Accounting Terms.    General accounting terms shall be interpreted in
accordance with Financial Accounting Standards Board ("FASB").

     1.7  Definitions

     (a) "The Business" or "CIT Business" means solely Seller's business of designing, engineering, performing research and development related to, manufacturing and selling of highly efficient automated machinery for freezing ice, food, food by-products, non-foods, freeze-thawed residual products, thermal energy storage, making recreational snow, and other applications not yet defined which incorporate the Intellectual Property and is commonly referred to as "Channel Ice" or "Channel Ice Technologies", but excluding the Intellectual Property of PowerCold.

     (b) "Business Information" means financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and other information relating to the Business.

     (c) "CIT Equipment" or "CIT Units" or "Channel Ice Technology Units" means Channel Ice equipment manufactured by Buyer which is covered by some or all of the claims of the Patents or Patent Application.

     (d) "Intellectual Property" means all of Seller's right, title and interest in and to (a) the domestic and foreign patents, patent applications, patent disclosures and improvements thereto relating to the CIT Business as set forth in Exhibit "A"; (b) domestic and foreign trademarks relating to the CIT Business; and the good will associated there with and registrations and applications for registration thereof: and (c) trade secrets and confidential business in formation (including ideas, formulas' compositions' inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications. designs, plans. Proposals, technical data and copyright table works used for the CIT Business.


     (e) "Material Adverse Effect" means with respect to the Business or the Purchased Assets any significant and substantial adverse effect or change in condition (financial or other), business, results of operations, prospects, assets, liabilities or operations of the Business and/or Purchased Assets or on the ability of Seller to consummate the transaction contemplated hereby.

     (f) Net Gross Invoice Price" or "Net Sales" means payments received from customers by Purchaser less commissions to non-employee agents, export preparation, inland freight and forwarding fees, import and export duties, tariffs, taxes, accessments, levies and other government charges, ocean freight, shipping insurance, discounts and all warranty work performed during relevant warranty period. All such commissions, fees, expenses and other deductions from payments received from customers by Purchaser or PowerCold to develop "Net Gross Invoice Price" or "Net Sales" for purposes of this Agreement must be itemized or separately invoiced by Purchaser.

     (g) "List Price" means price as listed for end user or retail sales. For purposes of this Agreement, all sales are either at "List Price" or "Distributor Price".

     (h) "Distributor Price" means price as listed for distributors for resale, which is discounted from retail sale price or "List Price". For purposes of this Agreement, all sales are either at "List Price' or `Distributor Price".

     (i)  "Base Price" means the same as "List Price".

     (j) "Fee Payment" means additional consideration apart from royalty and installment payments to be paid to Seller based upon a percentage of sales.

     (k) "Installment Payment" means payments to Seller by Purchaser for each $1,000,000 in sales up to a maximum total "Installment Payments" as specified in the Agreement. For each installment payment, Purchaser will receive an additional percentage ownership of Channel Ice Technologies.

     (l) "Taxes" mean any and all taxes, charges, fees, levies or other assessments including gross receipts, excise, real or personal property, sales, use, service, license, of any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof(including a U.S possession), and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, and such taxes, charges, fees, levies or other assessments.

     (m) "Term Sheet" means that certain letter of agreement and associated term sheet executed May 12, 1998, by Seller and PowerCold as the continuing basis for this Agreement and which is attached hereto and incorporated herein as Exhibit H.

                                      II.
                          Purchase Price and Payment

     2.1  Purchase  Price of Assets.  The purchase price of the assets sold by
Sellers to Purchaser shall be as follows: a cash payment at Closing of eight hundred and fifty thousand dollars ($850,000) (the "Cash Purchase Price"); and
additional installment fee payments of five million, nine hundred and fifty thousand dollars---------00/100 ($5,950,000), together with transfer of twenty

percent (20%) interest in Purchaser. The purchase price does not include any sales or use taxes. The purchase price shall be allocated as follows:

     2.1.1 Payment. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties, and agreements of SIR Worldwide contained herein and in consideration of the aforesaid assignment and delivery of the CIT assets of SIR Worldwide, Purchaser will deliver at the Closing, as hereinafter defined, as partial payment of the purchase price, (i) the sum of eight hundred and fifty thousand dollars ($850,000) in cash, certified check, or cashier's check, to be paid to the Escrow Agent, as the Cash Purchase Price;
          (ii) Purchaser will assign, convey, endorse, transfer and deliver to Seller and Seller will acquire twenty percent (20%) interest in and to Purchaser's stock; (iii) an option to acquire four hundred thousand (400,000) shares of the common stock of PowerCold, par value $0.001, at a price of $2.50 per share, for a period not to exceed two (2) years from the date of Closing. ("the PowerCold Shares"); and
          (iv) Fee Payments on Net Sales as set forth in (a) below for sales of CIT Units subsequent to Closing.

          (a) Fee Payments. As additional consideration for this transaction, Purchaser will compensate SIR Worldwide by means of (i) Ten Percent Net Fee Payment. A fee payment of ten percent (10%) of the net gross invoice price on all Channel Ice Technology Units sold to distributors. For purposes of this subparagraph, "net gross invoice price" or "net sales" shall mean payments received from customers less commissions to non-employee agents, export preparation, inland freight and forwarding fees, ocean freight, insurance, discounts and all warranty work performed during relevant period, or (ii) Thirteen Percent Net Sales Fee Payment. A fee payment of thirteen percent (13%) of the net gross invoice price on all Channel Ice Technology Units sold at the base price. For purposes of this subparagraph, "net gross invoice price" or "net sales" shall mean payments received from customers less commissions to non-employee agents, export preparation, inland freight and forwarding fees, ocean freight, insurance, discounts and all warranty work performed during relevant period.

               (I) All installment fees, royalty, and commission payments will be paid to SIR Worldwide on a quarterly basis, within thirty (30) days after receiving payment from a customer.

          (b) At Closing and after the initial payment of $850,000, PowerCold shall have an initial ownership of ten percent (10%) equity interest in Purchaser.

          (c) For each 1 million dollars in CIT Unit sales, PowerCold shall acquire an additional one percent (1%) equity interest in Purchaser for each payment of eighty-five thousand dollars ($85,000), up to a maximum ownership interest by PowerCold in Purchaser of eighty percent (80%).

               (I) Upon PowerCold making 41 payments of $85,000, or $3,485,000, the Escrow Agent shall release all trade secrets, patents, patent applications, "know-how" and technology used by Seller in connection with its "CIT Units" to Purchaser. Until Power Cold possesses 51% of the outstanding stock of Purchaser, Purchaser shall have an exclusive license to use, market, manufacture, and sale of all trade secrets, patents, patent applications, "know-how" and technology used by Seller in connection with its "CIT Units", at no cost or expense, pending completion of the transactions contemplated herein.


          (d) The following example illustrates the payment of the purchase price for the assets acquired herein and proposed payment:

               Cash Purchase Price of CIT Assets       $  850,000.00

               Additional Installment Fee Payments
               on Net Sales (Cumulative Installment
               Fee Payments are based upon a maximum
               of 70 payments of $85,000 to SIR to
               acquire an additional 70% interest in
               Purchaser by PowerCold )                $5,950,000.00
                                                       -------------

               TOTAL                                   $6,800,000.00

          (e)  The Cash Purchase Price will be allocated as follows:

          Item                                    Amount
          --------                                ------
          Equipment and Other Assets
          Listed on Exhibit "A"                   $ 75,000.00

          Patents and Intellectual Property       $775,000.00
                                                  ------------

          Total                                   $850,000.00


     2.1.2 Prepayment. Notwithstanding any other provision of this Agreement, Purchaser shall have the right to prepay any or all amounts owed under this Agreement, including those referred to in (e) above.

     2.1.3 "Buy-Back. Power Cold shall have the exclusive right of first refusal and option to acquire from Seller, all right, title, and interest in and to the twenty percent (20%) interest in Purchaser's common stock and securities acquired herein, for a period not to exceed five years and for a price equal to the then market value or as mutually agreed.

     2.2   "Escrow Agent".                             , is hereby designated
as the escrow agent who shall receive all documents and make all distribution as required by this Agreement. The Purchaser shall pay to the Escrow Agent on the date of closing the sum of Eight Hundred and Fifty Thousand -------00/100
Dollars ($850,000) in cash or by check as down payment on the total purchase price, on or about the date of closing.  Escrow Agent shall retain and pay all debts of Seller as noted on Exhibit "D," pursuant to compliance with California
Bulk Sales law, relating to bulk transfer compliance.  The balance or remaining amount due Seller from Purchaser from the initial deposit of $850,000, shall be paid by Escrow Agent to Seller. The Seller shall deposit with the Escrow Agent all assignments, transfer and other documents necessary to provide title, free and clear of all encumbrances, liens, mortgages, security interests, or encumbrances of any nature for: all trade secrets, patents, patent applications, "know-how" and technology used by Seller in connection with its
"CIT Units". The Escrow Agent is authorized and directed upon full and complete performance of this contract by Purchaser at the time and in the manner as herein prescribed, to deliver to Purchaser all papers then held under escrow.
The Purchaser and PowerCold shall deposit with the Escrow Agent all assignments, transfer and other documents necessary to provide title, free and clear of all encumbrances, liens, mortgages, security interests, or encumbrances of any nature for: all option certificates and common stock certificates.  The Escrow Agent is authorized and directed upon full and complete performance of this contract by PowerCold and Purchaser, at the time

and in the manner as herein prescribed, to deliver to PowerCold and Purchaser, as the case may be, all papers then held under escrow. If however, the contract shall be forfeited or declared null and void by reason of the default or breach of any of the covenants herein contained, or by reason of the Seller's failure to materially perform the agreements, covenants, and conditions herein designated, the Escrow Agent is hereby directed and authorized, upon demand of the Purchaser to deliver to Purchaser all funds and any interest earned thereon held in escrow upon proof submitted by Purchaser of Seller's failure to comply with any of the material terms and conditions of this Agreement. Said proof shall be evidenced by leaving with the Escrow Agent a copy of the notice as hereinafter provided for, and proof of mailing thereof, either by affidavit of mailing or by certified mail return receipt, or by affidavit of personal service of said notice upon the Purchaser. The Seller, Purchaser, and PowerCold will be furnished statements of account and statements of settlement from the Escrow Agent annually; provided, however, that such statements shall supplement and not duplicate the preceding ones. The Accounting records of the Escrow Agent shall at all reasonable times be open to inspection of the Seller, Purchaser, and PowerCold. Purchaser shall notify Seller in writing of all material terms and conditions Purchaser alleges Seller has failed to perform, and Seller shall have fifteen (15) days to cure such deficiencies.

     2.3 Assumption of Liabilities. By its purchase of assets hereunder, Purchaser neither assumes any outstanding liabilities of Seller nor takes any property subject to such liabilities. All other liabilities of Seller incurred at the business and relating to the assets and properties hereby transferred, shall be discharged by the Seller on or before closing.

                                     IIA.
                       Operations Subsequent to Closing

     2A.1 Payment of Fees, Royalty, and Commissions. All Fees, Royalty, and Commission payments shall be made to Seller on a quarterly basis, within 30 days following receipt of payment from a customer. A quarterly accounting of sales, pricing, commissions, and percentage ownership will be provided to Seller by Purchaser. Seller and Purchaser have the mutual right to audit each respective party's accounting on an annual basis.

     2A.2 Manufacturing Facility. Purchaser shall construct, establish, lease, purchase, and otherwise acquire a manufacturing and administration facility for the assets acquired herein, together with all costs and expenses associated herein.

     2A.3 Manufacturing Savings. Any savings in manufacturing costs or value engineering costs developed by Seller and implemented and accepted by Purchaser, shall be shared with Seller on a 50:50 basis or as mutually agreed upon by Seller and Purchaser.

     2A.4 Estimated Production. Purchaser estimates performance milestones for CIT Unit sales of 10 CIT Units for the first full fiscal year following Closing, and increased by ten (10) CIT Units for the second and each fiscal year thereafter. Minimum production shall be ten (10) CIT Units during the first two (2) years following Closing, such minimum production increasing each year thereafter by two (2) CIT Units per year up to a total minimum production of twenty-four (24) CIT Units for year ten (10) and thereafter. Buyer will use its best efforts to sell at least the minimum CIT Units per given year.

     2A.5 Royalty and Commission Payments.    Purchaser will compensate SIR
Worldwide by means of: (i) Five  Percent Net Sales Royalty. A royalty agreement, to be attached as Exhibit G, which agreement shall provide SIR
Worldwide a royalty payment of five percent (5%) of the net gross invoice price on all Channel Ice Technology Units and related materials for the life of SIR
Worldwide patents. For purposes of this subparagraph, "net gross invoice price"
or "net sales" shall mean payments received from customers less commissions to

non-employee agents, export preparation costs, inland freight and forwarding costs, fees (including duties, taxes), ocean freight costs (including fees, duties, taxes), insurance, discounts and all warranty work performed during relevant period; and , (ii) Three Percent Net Sales Commission . A commission payment of three percent (3%) of the net gross invoice price on all Channel Ice Technology Units and related materials sold and closed directly by SIR Worldwide and accepted by PowerCold, per assigned territory and/or assigned product application line of business. For purposes of this subparagraph, "net gross invoice price" or "net sales" shall mean payments received from customers less commissions to non-employee agents, export preparation costs, inland freight and forwarding costs, fees (including duties, taxes), ocean freight costs (including fees, duties, taxes), insurance, discounts and all warranty work performed during relevant period.

     2A.6 Operational Control.     At Closing and upon payment of $850,000 to
Seller, PowerCold shall have sole and unfettered operational control of Purchaser. Operational control shall include the right to move manufacturing operations, and administrative headquarters.




                                     III.
                         Representations of Purchaser

The Purchaser represents and warrants to the Seller as follows:

     3.1. Expenses Incurred After Closing. From the date of and after the closing, Buyer shall be fully responsible for the payment and permanent handling of utilities, salaries and all other items of expense thereafter incurred as to the assets.

     3.2 Material Facts. No representation or warranty contained herein or in any writing exhibit, financial statement or other instrument furnished to or to be furnished to Seller in connection with this Agreement or in connection with the transactions contemplated hereby contained or shall contain any untrue statement of any material fact, or omits or shall omit to state immaterial facts necessary to make any statement contained herein not misleading. All the representations and warranties contained herein are true and shall be true at the closing, and each and all of the same shall survive said closing.

                                      IV.
                   Representations and Warranties of Seller

Seller represents and warrants to Purchaser as follows:

     4.1 Authority. Seller has full power and authority to enter into this Agreement and to carry out the terms and provisions hereof.

     4.2 Title. As of the date of closing, Seller has good and marketable title to all the subject assets sold hereunder, free and clear of all liens, encumbrances, charges or claims affecting the same of any nature whatsoever.

     4.3 Previous Agreements. Neither the execution, delivery or performance of this Agreement shall conflict with or result in the breach of any material term, condition, provision of or constitute a default under any material agreement, contract instrument or lease to which Seller is a party or by which Seller is bound.

     4.4 Completeness of Assets. That the premises, equipment, stock in trade, property records, and business records, are all of the CIT assets and properties used by Seller in the conduct of the business.

     4.5 Financial Statements. The Seller has previously furnished the Purchaser with true and complete copies of their financial statements (unaudited). That the financial statements and operating statements of Seller are true and correct in all material respects and present fairly the financial condition and results of operation of Seller as at and for the period therein specified, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years.

     4.6 Taxes. That Seller has, as of the date of closing, filed and paid all federal, state and local income, withholding, FICA and FUTA taxes, excise or franchise tax returns, real estate, unemployment, business and occupation tax returns, sales and use tax returns and other tax returns required to be filed by them, in the United States or any foreign jurisdiction or territory.

     4.7 Pending Litigation. That there is no litigation, administrative proceeding or arbitration pending or threatened against Seller with respect to the assets or properties to be transferred by Seller pursuant to this Agreement.

     4.8 Employee Benefits. That there are no amounts due any of Seller's employees for back wages, vacation or vacation pay, as of the date of closing, which relate to or are connected to this Agreement or the transaction contemplated herein.

     4.9 Inventory. That there has been no substantial change in the amount or quality of the inventory at the business hereby conveyed, other than changes occurring in the ordinary course of business, since the preparation of the Financial Statements and operating statements, dated July 30, 1998. The inventory shall include all items normally used in the operation of the business, whether stored on or off the premises. All inventory being purchased by Purchaser is of good and marketable quality and usable and salable in the ordinary course of Purchaser's business. All inventory, equipment and fixtures shall not have suffered any material damage as a result of fire, flood or other catastrophe whether or not insured against, as of the date of closing.

     4.10 Employees. That Seller holds Purchaser harmless from all claims for wages, vacation and fringe benefits and from all payroll taxes and penalties, industrial insurance, employment security claims, whether assessed by Federal, State, or local governmental authorities, with respect to any of its employees, and Purchaser shall have no responsibility with respect to any employees or former employees of Seller.

     4.11      Building Code.  Not Applicable.

     4.12 Material Facts. That no representation or warranty contained herein or in any writing, Exhibit, financial statement or other instrument furnished to or to be furnished to Purchaser in connection with this Agreement or in connection with the transactions contemplated hereby contains or shall contain any untrue statement of any material fact, or omits or shall omit to state a material fact necessary to make any statements contained herein not misleading. All such representations shall be true at closing and shall survive said closing.

     4.13 Authority for Transaction Seller is a limited liability company duly organized, and validly existing and in good standing under the Laws of the State of California with full corporate power and authority to own or hold under lease its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement by Seller and the due consummation by Seller of the transaction contemplated hereby has been duly authorized by all necessary corporate action on the part of Seller and Seller and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable against them in accordance with its terms.

     4.14 Condition of Assets   Since December 31, 1997, through the date
hereof, there has not been any material adverse change in the condition of the assets or the business or the prospects of Seller. The assets purchased hereunder are in good operating condition and repair, normal wear and tear excepted.

     4.15 Agreements affecting Assets. Except as disclosed in Exhibit D, there are no agreements, contracts, leases, commitments or any instruments effecting the purchased assets.

     4.16. Compliance with Member Rights. Seller has complied or will comply with all Member-dissent appraisal right statutes in entering into this transaction and shall have obtained at or prior to the Closing Date all necessary authorizations and approvals required for the execution, delivery and consummation of the transactions provided for in this Agreement.

     4.17. Governmental Approval. Seller has all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for Seller to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders or approvals will be affected by the consummation of the transactions contemplated by this Agreement and all such permits, licenses, order or approvals, to the extent transferable, are transferable to Seller. No approval or authorization of or filing with any governmental authority on the part of Seller is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                                      V.
                    Inspection and Acceptance by Purchaser

Purchaser acknowledges that it has examined and inspected the business and the assets purchased hereunder, including the inventory and all equipment and other assets listed on Exhibits A and B hereto and accept such business and its assets in its present condition and by so doing acknowledges that they are acceptable to the Purchaser and fit for its intended use. Purchaser acknowledges that it and its agents have had full access, during normal business hours, to all properties books, records and corporate documents pertaining to Seller's business located at 418 South Central Avenue, Suite 204, Los Angeles, California.

                                      VI.
                                Indemnification

     6.1 SIR Worldwide hereby agrees to indemnify and hold Purchaser, PowerCold, their officers, directors, employees and agents harmless from and against the following:

     (a) any and all liabilities, losses, damages, claims, costs and expenses of SIR Worldwide of any nature, whether absolute, contingent or otherwise, which are not expressly assumed by Purchaser as herein provided, including but not limited to any and all claims or rights asserted under any environmental statutes (whether as an "owner", "operator", "generator", "responsible person", and/or "transporter" as those terms are understood under the Comprehensive Environmental Response, Compensation and Liability Act of 1980), the right to dissent by the members of SIR Worldwide, purported members of SIR Worldwide, claims of SIR Worldwide creditors, Federal or State or Local taxing authorities, other claimants of SIR Worldwide, claims arising out of and/or connected to the cancellation, redemption, retirement of SIR Worldwide stock;

     (b)  Any and all damages or deficiencies resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement on the part of SIR Worldwide contained in this Agreement or in any

statement or certificate furnished or to be furnished to SIR Worldwide pursuant hereto or in connection with the transactions contemplated hereby; and

     (c) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable attorneys' fees) incident to any of the foregoing, including any action taken against SIR Worldwide by any person under the provisions of the Bulk Sales Law of any state.

     (d) SIR Worldwide, as of the date immediately preceding this Agreement, will indemnify and hold harmless Purchaser and PowerCold, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject within the meaning of the Securities and the Securities Exchange Act of 1934 and the Securities act of 1933 (collectively the "Act") or under any other statutes or at common law or otherwise, and will reimburse and indemnify Purchaser and PowerCold and its officers and directors for any legal or other expenses including the cost of any investigation and preparation] reasonably incurred by them or any of them in connection with investigating or defending any litigation or claim, whether or not resulting in any liability insofar as such losses, claims, damages, expenses, liabilities or actions arise out of are based upon any untrue statement or alleged untrue statement or a material fact contained in any Prospectus, Private Placement Memorandums, Offering Circulars, Proxy Statements, and Verbal, Written and other representations in connection with or related to Limited Partnership Offerings, Joint Ventures, any stock or bond offering, stock conversion rights granted, investment contracts, or other security as that term is defined under the Act or any State Security Act [as amended or as supplemented thereof] or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or any negligent misrepresentation of any manager or member, agent, or employee of SIR Worldwide; or any failure to perform any of the terms or conditions of this agreement. Purchaser and PowerCold agree upon their receipt of written notice of the commencement of any action against them as aforesaid, in respect of which indemnity may be sought from SIR Worldwide, its Manager and Members on account of the indemnity agreement contained in the subsection, to notify SIR Worldwide promptly in writing of the commencement thereof. Purchaser and PowerCold agree to notify SIR Worldwide promptly of the commencement of any litigation or proceeding against it or against any of the Managers(s) or Members of SIR Worldwide of which it may be advised, in connection with the issue and sale of any of its securities.

     6.2 Channel Freeze Technologies and PowerCold, jointly and severally, will indemnify' arid hold harmless Seller against and in respect of:

     (a) any and all damages or deficiencies resulting from any misrepresentation, breech of warrant or non-fulfillment of any agreement or covenant on the part of Channel Freeze Technologies and PowerCold, jointly and severally, under this Agreement or from any material misrepresentation in, or material omission from, any certificate or other instrument furnished, or to be furnished by Channel Freeze Technologies and PowerCold to Seller hereunder:

     (b) any and all damages. liabilities or claims arising Out ofthe operation of Buyer's business after the Closing and use or ownership ofthe Purchased Assets; and

     (c) any and all actions, suits, proceedings, demands, assessments. judgments costs. and legal and other expense incident to any ofthe foregoing.

     (d)  In the event that Seller is named as a party defendant in a lawsuit or other legal proceeding. Buyer shall be given written notice of any such claim which tray lead to a claim for indemnification pursuant to Section 6.2(a)
and Seller shall make demand under this Section promptly after Seller becomes aware of such claim. Buyer shall have a reasonable opportunity to resolve such matter and shall be given reasonable access to Seller's books and records for

such purpose. all at Buyer's expense: provided, however, that Buyer shall have thirty (30) days from the date of receipt of such written notice (for such shorter period within which any filing maybe necessary to avoid a default judgment as indicated in Seller's notice) within which to elect to defend against any such claim. If such election is declined by Buyer or if Buyer abandons any such defense once elected, and Seller is still a party in such claim, Seller stall thereafter be entirely free to defend, consent, settle or compromise any such claim against Seller in its sole discretion. Buyer shall reimburse Seller for any money damages Seller is required to pay and as to which Buyer has indemnified Seller pursuant to Section 6.2(a) and, to the extent, any judgment, settlement or compromise includes any injunction, mandamus or other court order or requires the performance of or forbearance from any action or involves the payment of non-monetary damages. Buyer shall, to the extent possible, take such actions as may be required to comply therewith. Notwithstanding Buyer's election to defend against any claim, Seller shall have the right to participate in such defense, through counsel of its own choosing and at its sole cost and expense.



                                     VII.
           Seller's Conditions to Closing and Purchaser's Covenants.

     7.1 Seller's Conditions to Closing. The following shall be conditions to Seller's obligations at closing:

          (a) The Purchaser shall have satisfied its covenants set forth herein and shall not have breached any provisions of this Agreement.

     7.2 Covenants by Purchaser. During the term of this Agreement, the Purchaser covenants to:

          (a) Maintain in a good state of repair all of the assets of the business purchased herein.

          (b) Seller shall have the right to conduct periodic and reasonable inspection of the CIT assets to assure compliance with the covenant set forth above.

                                     VIII.
           Seller's Covenants and Purchaser's Conditions to Closing

     8.1 Covenants by Seller. During the term of this Agreement, the Seller covenants to:

          (a) Seller shall operate the business, from and after the date of this Agreement to the Closing Date, in such a manner and shall take such actions as may be necessary to assure that its representations and warranties contained herein will continue to be true and correct on the Closing Date;

          (b) Seller will use its best efforts to preserve the business intact and to preserve the goodwill of suppliers, customers and other having business relations with it in connection with its operation of the business;

          (c) Seller will use its best efforts to continue the operation of the business, from and after the date of this Agreement to the Closing Date, in an efficient and orderly manner and will maintain the premises and equipment in the same condition as they are on the date hereof, reasonable wear and tear excepted;

          (d) Seller will hold Purchaser harmless from all claims for wages, vacation and fringe benefits and from all payroll taxes and

     penalties, industrial insurance, employment security claims, whether assessed by Federal, State, or local governmental authorities; and

          (e) Seller will conduct the business, from and after the date of this Agreement to the Closing Date, in the ordinary and usual course and will not make any capital expenditure or commitment for capital expenditure, or any long-term or unusual commitments, obtain any liens or judgments or encumbrances with respect to the assets or properties to be transferred pursuant hereto, without the prior written approval of Purchaser.

     8.2 Conditions to Purchaser's Obligations. All obligations of Purchaser under this Agreement are subject to the fulfillment at the Closing of each of the following conditions:

               (a) All representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date, and Seller shall have fulfilled all of its covenants and agreements hereunder;

               (b) Seller shall have fully performed and complied with all commitments and conditions hereunder up to the Closing Date;

               (c) The premises and the equipment and assets shall not have suffered any material damage as a result of fire, flood or other catastrophe, whether or not insured against;

               (d) Purchaser and PowerCold shall have received from Seller and its Members, an opinion, in form and substance satisfactory to Purchaser and PowerCold, dated the Closing Date, to the effect that:

                    (i) SIR Worldwide is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California.

                    (ii) All the outstanding Membership Interests of SIR Worldwide have been duly authorized, and are validly issued, fully paid and nonassessable;

                    (iii) SIR Worldwide has taken all requisite corporate action to approve this Agreement and the transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by SIR Worldwide and constitutes a valid and binding agreement of SIR Worldwide enforceable in accordance with its terms;

                    (iv) Members of SIR Worldwide have taken all requisite corporate action to approve this Agreement and the transactions contemplated hereby;

                    (v) To such counsel's knowledge, the execution, delivery and performance of this Agreement by SIR Worldwide and the consummation of the transactions contemplated hereby will not conflict with or result in the breach of any of the terms, conditions or provisions of any agreement, contract or commitment to which Purchaser and PowerCold is not also a party which is material to the business or properties of SIR Worldwide as a whole or constitute a material default thereunder or give to the others any material right of termination, cancellation or acceleration thereunder, or otherwise require any approval which has not been obtained;

                    (vi) The Members of SIR Worldwide, with respect to this Agreement, is proposed shall not have exercised their right to dissent as dissenting members or similar rights under Nevada law.

                    (vii) Seller has title, free and clear of all encumbrances, liens, mortgages, security interests, or encumbrances of any nature for: (i) U.S. Patent No. 5,029,453; (ii) all trade secrets, patents, patent applications, "know-how" and technology used by Seller in connection with its "CIT Units" as acquired by Purchaser herein.

          (e) Seller shall have made no sale or other disposition of any of the purchased assets and shall have maintained and repaired consistent with past practices the purchased assets and shall not have permitted or allowed any of the purchased assets to be or become and remain subject to any pledge, lien, security interest or other encumbrance of any kind.

          (f) Seller shall have afforded the Purchaser and its agents full access, during normal business hours, to all properties books, records and corporate documents pertaining to Seller business and employees, as may have been reasonably requested by the Purchaser.

          (g) Seller shall have satisfied its covenants set forth herein and shall not have breached any provisions of this Agreement.

          (h) Seller has consulted with legal counsel and accountant of its choice regarding this Agreement and its terms and conditions, has consulted with such legal counsel and accountant as to the effect of Federal and State tax laws, security laws, and corporate laws on this Agreement.

          (i) The Seller shall execute and deliver to Purchaser the Bill of Sale.

                                      IX.
                 Transfer of Possession of the Assets/Closing

The transfer of the possession of the assets from Seller to Purchaser shall occur on the Closing for the consummation of the transactions contemplated by this Agreement shall unless another date or place is agreed to in writing by the parties hereto, take place at the offices of PowerCold Corporation, Cibolo, Texas, or, with the parties consent, via Federal Express or other courier services, on the date which is no later than the fifth business day after the last to occur of the following dates: (a) Thirty (30) days after the date the Members of SIR Worldwide and the shareholders of Purchaser shall have given their approval; or (b) September 30, 1998; (c) the date on which all the conditions set forth in Section 8.1 hereof shall have been satisfied, except to the extent any such conditions shall have been waived by Purchaser or by the respective Companies. At the Closing, all steps shall be taken and documents and instruments delivered which are necessary or desirable to consummate the transactions provided for provided for herein. Risk of loss, and profit, shall remain with Seller until 9 a.m., Eastern Standard Time, at the Closing Date. Risk of destruction or impairment of any of the subject assets covered by this Agreement shall likewise pass as of such date and time. All representations, warranties, agreements, covenants and obligations herein shall be deemed to have been relied upon by the other party and shall survive the closing regardless of any investigation by either party and shall not merge in the performance of any obligation by any party hereto.

                                      X.
            Survival of Representations, Warranties and Agreements.

     The representations, warranties and agreements and covenants of the Seller and the Purchaser contained in this Agreement shall not be discharged or dissolved upon, but shall survive, the closing.



                                      XI.
                               Fees and Expenses

     Each of the parties will bear its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement, and no expenses of Seller or Purchaser relating in any way to the purchase and sale of the subject assets hereunder shall be charged to or paid by the other. Notwithstanding the foregoing, Seller and Purchaser each agree to be responsible for any pay their own attorney's fees incurred at closing. Seller and Purchaser shall each be responsible for their own attorney's fees and costs. Purchaser represents and acknowledges that Charles A. Cleveland is the attorney for Purchaser and PowerCold and Charles A. Cleveland has not ever been the attorney for Seller or the Members of SIR Worldwide and is not the attorney for Seller or the Members of SIR Worldwide nor has he ever represented himself to be the attorney for Seller or the Members of SIR Worldwide. Seller and Members of SIR Worldwide are aware of their right to seek independent counsel.

                                     XII.
                               Payment of Taxes

     Purchaser will pay to the United States, and foreign jurisdiction, and the State of California, Department of Revenue, any California State sales, use, property, income, business and occupation, excise and other taxes arising by reason of the sale of the assets. Such taxes to be reported on and paid after closing.

                                     XIII.
                 Stock Restriction/Investment Representations

     13.1. No Solicitation. SIR Worldwide and each Member of SIR Worldwide will not (nor will it permit any agent or affiliate to) solicit, initiate or encourage any Acquisition Proposal or furnish any information to, or cooperate with, any person, corporation, firm or other entity with respect to an Acquisition Proposal. As used herein "Acquisition Proposal" means a proposal for a merger, reorganization or other business combination involving the Company or for the acquisition of a substantial equity interest in, or a substantial portion of the assets of CIT SIR Worldwide other than this Agreement.

     13.2. Notwithstanding anything in this Agreement to the contrary: (i) SIR Worldwide and each Member of SIR Worldwide shall be free to donate its shares to any bona fide tax-exempt charitable organization; provided, that such charitable organization shall first agree in writing to be bound by all of the terms and subject to all of the conditions of this Agreement, (ii) SIR Worldwide and each Member of SIR Worldwide shall be free to transfer its shares by sale, bequest, devise, or gift to a member of such Member's family; provided, that such family member shall first agree in writing to be bound by all of the terms and subject to all of the conditions of this Agreement, and/or any Buy-Sell Agreements, (iii) the terms and conditions as set forth in any Buy-Sell Agreements, (iv) the mutual agreement of any parties to this Agreement, or (v) the death, disability, or retirement of Members of SIR Worldwide.

     13.3. SIR WORLDWIDE, acknowledges, represents, warrants, and agrees that:

          (a) It is acquiring PowerCold common stock and common stock of Purchaser to be acquired pursuant to this Agreement for it's own account for investment, and it has no present intention to sell, distribute or otherwise dispose thereof;

          (b) It has evaluated it's present and anticipated needs and person requirements and is satisfied that it has adequate means for providing for these expenses without respect to any income or other benefit which may be derived from his investment in PowerCold common stock and common stock of Purchaser and does not anticipate any need to sell, assign, or transfer it's PowerCold common stock and common stock of Purchaser;

          (c) It acknowledges being informed that the PowerCold common stock and common stock of Purchaser being received by it is not registered under the Securities Act of 1933 or any state securities law, and it must be held indefinitely unless it is subsequently registered under the Securities Act of 1933 or Securities Exchange Act of 1934 and applicable state securities laws or he furnishes to PowerCold and Purchaser an opinion of counsel satisfactory to PowerCold and Purchaser that registration is not required under the under such Act or laws;

          (d) It has not obtained any representative to review or evaluate it's acquisition of PowerCold common stock and common stock of Purchaser and, by reason of it's knowledge and experience in financial and business matters in general, it is capable of evaluating the merits and risks of this investment;

          (e) It has examined this Agreement (including the Exhibits hereto) and has been given access to all underlying documents related to this transaction, and is satisfied that it has received such information as it deems necessary or appropriate as a prudent and knowledgeable investor to verify the accuracy of such information and to evaluate the merits and risks of acquiring PowerCold common stock and common stock of Purchaser. It has carefully evaluated its financial resources, investment condition and the risks attendant upon this investment, and acknowledges that it is able to bear the economic risks of this investment;

          (f) It realizes that neither the Securities and Exchange Commission, nor the securities regulatory body of any state has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

          (g) It acknowledges being informed and agrees that certificates for PowerCold common stock and common stock of Purchaser issued to him will bear the following legend:


          The securities represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state and may not be sold or otherwise transferred in the absence of effective registration under such Act and laws, or an opinion of counsel satisfactory to the corporation that such registration is not required.

It agrees that he will not transfer or attempt to transfer the PowerCold common stock and common stock of Purchaser except in compliance with the restrictions and provisions contained in said legend.

                                     XIV.
                                 Use of Name.

     Seller shall, as of the date of closing, execute and deliver to the Purchaser a consent, assignment, and transfer of all right, title, and interest of the name "Channel Ice Technologies " as well as all rights in and to any copyrights, tradenames and trademarks (whether Federal or State) to Seller as they relate to the business and assets of Seller.

                                      XV.
                                   Benefit.

     This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and/or legal representatives. This Agreement shall not be assignable by the Parties without the prior written approval of the other Parties, which approval will not be unreasonably withheld.

                                     XVI.
                                   Notices.

     All notices, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed, first class, postage pre-paid, to:


If to POWERCOLD, to:               Francis L. Simola
                                   POWERCOLD CORPORATION
                                   9408 Meadowbrook Ave.
                                   Philadelphia, PA 19118

and to:                            Charles A. Cleveland
                                   Suite 304 Rock Pointe Center
                                   North 1212 Washington
                                   Spokane, WA 99201-2401

If to SIRWORLDWIDE to:             John S. Scherer
                                   SIR WORLDWIDE, LLC
                                   418 South Central Ave.
                                   Suite 204
                                   Los Angeles, California  90013

and to:




                                     XVII.
                           Miscellaneous Provisions

     17.1 Insurance. Purchaser agree to maintain fire and other casualty insurance upon all assets to be purchased by Purchaser herein from the date of closing and shall bear the risk of any loss thereof until said date.

     17.2 Additional Documents. The parties hereto agree to execute any further agreements, documents, affidavits or assurances as Maybe necessary to consummate and give full force and effect to the terms of this Agreement.

     17.3 Performance. Seller acknowledges the right of Purchaser to specific performance under this Agreement.

     17.4 Consulting Arrangement. Purchaser shall be entitled to receive valuable consulting services from John Scherer, a Member of Seller, for up to 1,000 hours per year for a period not to exceed three (3) years from the date of closing, Purchaser shall be entitled to receive valuable consulting services from Jim Brodie, a Member of Seller, for up to 500 hours per year for a period not to exceed one (1) year from the date of closing, Sellers agree to provide such consulting services as are reasonably requested by the Buyer, and shall perform such services as in the capacity of an "independent contractor" for such compensation as is mutually agreed upon by Seller, Purchaser, Jim Brodie, and John Scherer.

     17.5 Additional Consulting.   Seller shall provide advise and support to
Purchaser in conjunction with the development of customer base or end user pricing of "CIT Units", together appropriated discounted pricing for distributors.


     17.6 Appointment of Director. Subject to the approval of the Directors and Shareholders of Channel Freeze Technologies, Inc. and PowerCold Corporation, applicable corporate and federal securities laws and state "Blue Sky" laws, Seller shall have the option, to select one (1) individual for a position on the Board of Directors of Channel Freeze Technologies, Inc. for a term subject to he Articles of Incorporation and ByLaws.

     17.7 Maintenance of Patents. Subsequent to Closing, Purchaser shall bear all costs and expenses in connection with the filing, maintenance, and protection of patents and patent rights acquired pursuant to this Agreement, subject to review and approval by Purchaser.

     17.8 CIT Distributor Status. By mutual agreement of the Parties, Seller shall the right to become a distributor with such territory and products as assigned by Purchaser. Such distributor status shall be as set forth in writing between Seller and Purchaser.

     17.9 Patent Rights and Other Proprietary Information. Sir Worldwide hereby assigns to Purchaser all of Sir Worldwide's CIT's right, title and interest in any idea (whether or not patentable or protectable by copyright or trademark), invention, technology, conceived or developed in whole or in part, or in which Sir Worldwide may have aided in its development, while associated or affiliated (in any capacity, whether as officer, shareholder, director, Member, Manager, agent, employee, consultant, or otherwise) with any corporation, partnership, joint venture, limited liability corporation, sole proprietorship, or other business entity, including, without limitation, any Trade Secrets or Proprietary Information. If any one or more of the aforementioned are deemed in any way to fall within the definition of "work made for hire", as such term is defined in 17 U.S.C. Sec. 101, such work shall be considered "work made for hire", the copyright (and any patent rights) of which shall be owned solely, completely and exclusively by Purchaser. If any of the aforementioned are considered to be work not included in the categories of work covered by the "work made for hire" definition contained in 17 U.S.C. Sec. 101, such work shall be owned, assigned or transferred completely and exclusively to Purchaser. Sir Worldwide agree to execute any instruments and to do all other things reasonably requested by Purchaser or its counsel at any time in order to more fully vest in Purchaser all ownership rights in those items hereby transferred by Sir Worldwide to Purchaser. Sir Worldwide further agree to disclose immediately to Purchaser all Proprietary Information conceived or developed in whole or in part by them relating to or derived from their relationship with Purchaser (in any capacity, whether as officer, shareholder, director, agent, employee, consultant, or otherwise) and to assign to Purchaser any right, title or interest they may have in such Proprietary Information. All customer lists, and all features and documentation of SIR Worldwide programs, designs, equipment, "source codes", software programs purchased and/or developed, binders, daily reports, results of research and development, potential research and development, technical memoranda, pricing policies, business plans, proposals, results of development, and business techniques and any other information or property of SIR Worldwide is confidential and proprietary, and acquired by Purchaser herein. Seller will disclose and assign to Channel Freeze Technologies, Inc. all designs, improvements, inventions, and discoveries relating to the business of SIR Worldwide, which shall have originated or is derived in connection with their association with SIR Worldwide (in any capacity, whether as member, manager, agent, employee, consultant, or otherwise), which are or was made, first reduced to practice, devised or conceived by Seller. The foregoing obligation to disclose and assign to Channel Freeze Technologies, Inc., designs, improvements, inventions, and discoveries of Seller shall apply whether or not they are or were first reduced to practice, devised or conceived from and after the date of this Agreement.

     17.10 Non-Compete Provision- Use of Intellectual Property - Channel Ice Technologies. For a period of sixty (60) consecutive months following the

Closing Date, Seller, its Members, or Managers: If for any reason Seller shall attempt to sell, license, sell, lease, assign, transfer by any means whatsoever (including, but not limited to acting in the capacity as an officer, director, partner, shareholder, owner, promoter, employee, consultant, advisor, agent, manager, joint venturer, general partner, limited partner of any competing entity, individual or person), or utilize in any fashion, designs, improvements, inventions, and discoveries of CIT; then at the sole election of Channel Freeze Technologies, Sir Worldwide and its Members and Managers shall pay to PowerCold Corporation fifty-five per cent (55%) of actual annual gross amounts received by Seller, its Members, or Managers. For purposes of this Agreement, the "Actual Annual Gross Amounts " shall be computed and determined based upon the actual annual gross amounts received by Seller, its Members, or Managers from the sale, lease, license, assignment, transfer by any means whatsoever, or utilize in any fashion, the designs, improvements, inventions, and discoveries of CIT, including information referred to in herein, for a period of fifteen (15) years, and shall be determined without any deductions or reductions against such gross amounts. Payment will be remitted to PowerCold Corporation by Seller, its Members, or Managers within fifteen (15) days after Seller, its Members, or Managers receive amounts from the sale, lease, license, assignment, transfer by any means whatsoever, or utilize in any fashion, of the designs, improvements, inventions, and discoveries of CIT, including information referred to in herein. All amounts due Seller from Seller, its Members, or Managers pursuant to this paragraph shall bear interest at two percent (2%) over the rate announced by the U.S. BANK as its prime lending rate, determined as of the date of the sale, lease, license, assignment, transfer by any means whatsoever, or utilize in any fashion by Seller, its Members, or Managers (of the designs, improvements, inventions, and discoveries of CIT, including information referred to herein), but in no event in excess of the maximum rate permitted by law, on the outstanding balance due under this paragraph. The foregoing remedy represents an amount similar to what PowerCold Corporation would have sold, licensed, or assigned the rights to any designs, improvements, inventions, and discoveries of CIT to Seller, its Members, or Managers and shall be in addition to any other remedies provided to Purchaser hereunder or by law.

Nothing in this agreement is to be interpreted as restraining an Employee's freedom to provide services to such customer, business, or person as a bona fide Employee thereof. In the event this provision is found to be unenforceable, the Court so deciding may reduce the time periods provided for herein to allow this provision to be enforced.

     17.11 Non-Compete Provision- Competition - Channel Ice Technologies. Seller, its Members, Managers, employees and agents, will not, for a period of five (5) years from Closing Date, directly or indirectly, take any course of action to become a competitor, either on its own account or become associated with any individual, partnership, joint venture, limited liability corporation, firm or be connected with as an officer, director, consultant, agent, advisor, promoter, manager, shareholder, employee, manager, joint venturer, member, owner, or partner engaged in any extent to the same, similar or competitive business as those carried on or under development or research by Purchaser or PowerCold Corporation, their successors, assigns, subsidiaries, or affiliates, as it is now or in the future doing business; nor will it directly or indirectly own, manage, operate, control, lend money to, endorse the obligation of, promote, finance, assist in, carry on, through a corporation, partnership, joint venture, limited liability corporation, sole proprietorship, or participate in or take any course of action to become affiliated with any competitor in competition with said business as it is now doing business.

     The foregoing remedy shall be in addition to any other remedies provided to Purchaser hereunder or by law. Any breach of the above covenant not to compete by said individuals shall entitle the Purchaser, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin any violation thereof.  Any breach of the above covenant

not to compete by said individuals shall grant to Purchaser the right to set off against proceeds of this Agreement to be paid to Seller.

                                    XVIII.
                            Venue and Jurisdiction

     It is agreed by the parties hereto that this Agreement, including its interpretation and its performance, and all proceedings hereunder be construed in accordance with the laws of the state of Nevada and in any action or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the state of Nevada shall be applicable and controlling. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Purchaser and Seller (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, agents, of SIR Worldwide), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, breach of duty of good faith and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Nevada Law. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select a third arbitrator, which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. The Superior Court for Carson County, State of Nevada, shall have jurisdiction to enforce any arbitration award. If any action is brought upon this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, together with costs of suit. In any action herein Seller waives personal service of any summons, complaint or other process and agree that service thereof may be made by certified or registered mail directed to Seller at the address set forth in section XVII.

                                     XIX.
                           Bulk Transfer Compliance

     Seller and Purchaser hereby acknowledge that if the California Bulk Sales Act imposes a duty upon Seller under this Agreement, the Seller has requested the Purchaser to waive the requirements of the Bulk Transfer Provisions of the Uniform Commercial Code, and the Purchaser hereby waives compliance with the provisions of any applicable Bulk Transfer Act, including the California Bulk Sales Act.

                                      XX.
                                    Waiver

     No waiver of any of the terms or conditions of this Agreement shall be binding or effective for any purpose unless expressed in writing and executed by the party giving the same.

IN WITNESS WHEREOF, the parties have executed this Agreement the first date above written.

                                             SELLER:
                                             SIR WORLDWIDE, LLC

                                             By: /s/John S. Scherer
                                                ----------------------
                                                       John S. Scherer
                                             Title:    President
ATTEST: /s/T. L. Thomas



                                             PURCHASER:
                                             CHANNEL FREEZE TECHNOLOGIES, INC.


                                             By: /s/George C. Briley
                                                -----------------------
                                                    George C. Briley
                                             Title: President

ATTEST: /s/Francis L. Simola





                                             POWERCOLD:
                                             POWERCOLD CORPORATION


                                             By: /s/Francis L. Simola
                                                -----------------------
                                                    Francis L. Simola
                                             Title: President

ATTEST: /s/Francis L. Simola